Exhibit 10.1

From  the  Desk  of  Keith  D.  Spickelmier

Lane  Franks
Liberty  Petroleum
10851  North  Black  Canyon  Highway
Suite  540
Phoenix,  AZ  85029

                      FIRST AMENDED AND RESTATED DOCUMENT

December 1, 2011

Dear  Mr.  Lane  Franks:

We  entered  into  a document dated September 12, 2011 (the "Original Document") containing  terms,  conditions  and provisions similar to these set forth below. We  twice  amended  the Original Document, once on November 4, 2011 and again on November  15,  2011 (hereinafter the term "Original Document" shall also include these  two  amendments).  We  desire  to amend and restate the Original Document upon  the  terms, provisions and conditions set forth hereinafter.  Accordingly, in consideration of our mutual covenants and agreements to amend and restate the Original Document, each of us hereby agrees that the Original Document is hereby amended  and  restated  in its entirety in accordance with the remainder of this document:

This  letter  of  Intent  relates  to  our desire to acquire a defined option to purchase  100%  Working  Interest  in  the PEL 512 situated in the Cooper Basin, South  Australia

1.
Keith D. Spickelmier or his designee ("Buyer") has made an option deposit of  $150,000  in  exchange  for  an  exclusive  right  from  Liberty Petroleum Corporation  ("Liberty")  lasting until January 28, 1012 to negotiate an "Option Deed"  for  the acquisition of South Australian License PEL 512 (the "License").

a) b)	PEL 512 area and location is shown in the attached map; Buyer's deposit shall be nonrefundable, except in the case where Liberty fails to obtain final approval of the License from the Minister.

2.
The "Option Deed" between Buyer or its designee and Liberty will, subject to  its  terms  and  conditions,  provide  for  the purchase by Buyer of 100% of Liberty's  rights  under  the  License, in exchange for Liberty's retention of a 7.0%  Overriding  Royalty Interest ("ORI") and other consideration as defined in Paragraphs  3.

3.	In addition to the ORI, Buyer will pay Liberty a deemed total of US$4,050,000 allocated as follows and remitted according the schedule and procedures outlined in Paragraph 4:
a) b) c)	Cash of US$ 800,000; Promissory note with a principal amount of US$ 750,000; 12 million common shares of Santos Resources (SANZ:OTCBB), 6 Million common shares post 2:1 reverse split.

4.     Liberty  will receive from Buyer the total value set forth in Paragraph 3 as  follows:

a)
Upon  the  signing of this LOI: US$ 50,000 in cash, the receipt of which (together  with  an  additional $100,000 to extend the duration of the exclusive right  granted  in  Paragraph  1 above)  Liberty  hereby  acknowledges.

b)	Within 10 business days of the Option Deed execution: US$ 500,000 in cash.

c)	Upon the delivery of the License by Liberty into escrow, Buyer will escrow:
i.	US$ 250,000 in cash;
ii.	US$ 750,000 promissory note maturing 6 months from the date the License is assigned to Buyer by the Minister;
iii.	12 million common shares in favor of Liberty as defined in 3(c).

d)	When the Minister notifies the Buyer that the License has been assigned to it, all escrowed consideration will be released to Liberty.

e)	If for some unforeseen reason, the assignment is not granted, then the note and stock would be canceled and the escrow agent will refund the cash to Buyer.

5.
The US$ 100,000 in cash that Buyer's designee paid to extend the duration of  the  exclusive  right granted in Paragraph 1 above shall be credited against the  payment  due  when  the  Option  Deed  is  executed (Paragraph 4(b) above).

6.
If  Liberty  does  not  receive the License from the Minister within [270 days]  of  the execution of the Deed Option, then Buyer shall have the option to cancel  the  transaction and Liberty will refund all moneys paid to it by Buyer.

7.	Buyer may assign any or all of its rights, interests or obligations under this agreement.

If  the above terms and conditions are acceptable to Liberty, please acknowledge your  agreement by executing this letter where indicated and returning it to the undersigned.  This Letter of Intent, with the exception of Paragraph 1, does not constitute  a  binding contract, and no contract is intended to arise unless and until  the  Option  Deed  is  entered  into  signed  by  both  parties.

Sincerely.

Keith  D.  Spickelmier

AGREED  AND  ACCEPTED  THIS  1ST  DAY  DECEMBER,  2011

KEITH D. SPICKELMIER

By:	/s/Keith D. Spickelmier

Date:	12-1-2011

LIBERTY PETROLEUM CORP:

By:	/s/ Lane Frank

Title:	President

Date:	12-1-2011